UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 30, 2009

CHARLESTON BASICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-145211	20-4748555
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Paragon Capital LP
110 East 59th Street, 29th Floor
New York, NY   10022
Address of principal executive offices)

(212) 593-1600
 (Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
The Sourlis Law Firm
Virginia K. Sourlis, Esq.
The Galleria
2 Bridge Avenue
Red Bank, New Jersey 07701
(732) 530-9007
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September  30, 2009, the Registrant entered into that certain Stock Purchase Agreement (the “Purchase Agreement”) with Paragon Capital LP (“Paragon”) pursuant to which the Registrant sold 500,000 shares of common stock of the Registrant to Paragon for an aggregate purchase price of $250,000 (the “Purchase Price”).  The Registrant will use up to $225,000 of the Purchase Price to satisfy all debts and liabilities disclosed in the Purchase Agreement, including certain liabilities of the Registrant to Michael Lieber, the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Director .The remaining $25,000 of the Purchase Price shall be held by an Escrow Agent to offset any liabilities, whether disclosed or not disclosed, up until January 15, 2010.

Item 3.02 Unregistered Sale of Equity Securities

Pursuant to the Purchase Agreement disclosed in Item 1.01 above, the Registrant issued 500,000 shares of common stock for an aggregate purchase price of $250,000.  The shares were issued under the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the Registrant under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

Item 5.01 Changes in Control of the Registrant

On September 30, 2009, pursuant to that certain Selling Stockholder Purchase Agreement, Michael Lieber t/a Tradewise Associates LLC, a New York limited liability company wholly owned by Michael Lieber, the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Director, sold an aggregate of 5,8000,000 shares of common stock of the Registrant to Paragon in consideration for $10,000.  The shares represented approximately 96% of the issued and outstanding shares of common stock of the Company.  Upon the consummation of the sale and the transaction contemplated by the Purchase Agreement disclosed in Item 1.01, Mr. Donenfeld, the general partner of Paragon and as disclosed in Item 5.02 below, the Registrant’s newly appointed Chief Executive Officer, Chief Financial Officer and Director, beneficially owns 6,300,000 shares of common stock, representing approximately 96.3% of the issued and outstanding shares of common stock of the Registrant.  There are no other officers or directors of the Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Upon the consummation of the transactions contemplated by the Purchase Agreement and the Selling Stockholder Purchase Agreement, on September  30, 2009, Michael Lieber resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Registrant.  Simultaneously, the Board of Directors of the Registrant appointed Alan P. Donenfeld, the general partner of Paragon, as the Registrant’s President, Chief Executive Officer, Chief Financial Officer and Director of the Company.  Mr. Lieber remains as a Consultant to the Company.

Management and Director Biographies:

Alan P. Donenfeld, age 52, is President, CEO and Director of Prevention Insurance.com and Timberjack Sporting Supplies, Inc. Mr. Donenfeld has over 25 years experience investing in, advising and financing companies. He founded Paragon Capital LP in 2005. For over 10 years, Mr. Donenfeld has been President of Bristol Investment Group, Inc. Prior to establishing Bristol and its related entities in 1990, Mr. Donenfeld was a Vice President in the Mergers and Acquisitions Group at Bear, Stearns & Co. Inc. in New York from 1987 to 1990, where he participated in numerous acquisitions, investments, valuations, fairness opinions and exclusive sale representations. Prior to working at Bear Stearns, Mr. Donenfeld was an Assistant Vice President in the Mergers and Acquisitions Group at E.F. Hutton, a predecessor of Lehman Bros., from 1985 to 1987. Prior to joining E.F. Hutton, Mr. Donenfeld helped establish Quadrex Securities Corporation, where he assisted in raising a leveraged buyout fund. Mr. Donenfeld started his career at SG Cowen and then at J. Henry Schroder Bank. Mr. Donenfeld graduated with Honors from Tufts University in 1979 with a B.A. in Economics and received his M.B.A. from the Fuqua School of Business at Duke University in 1981, where he was a member of the Investment Policy Committee.

Family Relationships amongst Directors and Officers

N/A

Related Party Transactions

There are not related party transactions between the Registrant and Mr. Donenfeld reportable under Item 404 of Regulation S-K.

Involvement in Certain Legal Proceedings

Mr. Donenfeld has not (i) been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Compensatory Arrangements

There is no material plan, contract or arrangement, including but not limited to a compensatory plan, contract or arrangement (whether or not written), to which Mr. Donenfeld is a party or which he participates.

Item 9.01 Financial Statements and Exhibits

Exhibit No.:	Description:
10.1	Stock Purchase Agreement, dated September 30, 2009, between Charleston Basics, Inc. and Paragon Capital LP

10.2	Selling Stockholder Purchase Agreement, dated September 30, 2009, between Michael Lieber t/a Tradewise Associates LLC and Paragon Capital LP

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLESTON BASICS, INC.

Date: September 30, 2009	By:	/s/ ALAN P. DONENFELD
Alan P. Donenfeld
Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer) (Principal Financial/Accounting Officer)